CONSULTING ADVISOR CONFIDENTIALITY AGREEMENT
                                 BY AND BETWEEN
 ________________________________________AND ___________________________________

This agreement ("Agreement") dated as of ___ day, 199_, by and between ____________________ with its offices at _____________________________________
(hereinafter, "Company") and ___________________________, an individual residing at ____________________________________ (hereinafter, "Consulting Advisor")
relates to confidential information developed by or on behalf of Company.

         1. In consideration of my engagement as a Consulting Advisor to "Company" pursuant to the Consulting Advisory and Non-competition Agreement of even date hereof, at any time while a Consulting Advisor, or at any time thereafter, regardless of the reasons for leaving, I agree not to use or disclose, directly or indirectly, any Protected Information in any Unauthorized manner or for any Unauthorized purpose. The terms "Protected Information" and "Unauthorized" are defined in Paragraph 5 of this Agreement. Further, promptly upon termination, for any reason, of my engagement as Consulting Advisor to Company, I agree to deliver all property or materials within my possession or control which belong to the Company or which contain Protected Information.

         2. While a Consulting Advisor of the Company, or after termination, for any reason, I agree to take any and all lawful measures to prevent the Unauthorized use and disclosure of Protected Information and to prevent Unauthorized persons or entities from obtaining or using Protected Information. During the same period, I further agree to refrain from taking any actions which would constitute or facilitate the Unauthorized use or disclosure of Protected Information.

         3. My engagement as a Consulting Advisor to Company does not conflict with any prior business relationship, I do not possess confidential information arising out of any prior business relationship which, in my best judgment, would be utilized in connection with my providing professional services pursuant to the Consulting Advisory Agreement to Company, and I will use best efforts not to disclose such information to the Company or any customer or employee.

         4. I acknowledge (a) that the Protected Information is commercially and competitively valuable to Company and that it is vital to the success of its business at all locations at which it does business; (b) that the Unauthorized use or disclosure of said Protected Information would cause irreparable harm to Company; (c) that Company has taken and is taking all reasonable measures to protect its legitimate interests in its Protected Information, including but not limited to affirmative actions to safeguard the confidentiality of such Protected Information; (d) that, by this Agreement, Company is taking reasonable steps to protect its legitimate interests in the Protected Information; (e) that the restrictions on the activities in which I may engage set forth in this Agreement, and the locations and periods of time for which such restrictions apply, are reasonably necessary in order to protect Company's legitimate interests in its Protected Information; and (f) that nothing herein shall prohibit Company from pursuing any remedies, whether in law or equity, available for a breach or threatened breach of this Agreement, including the recovery of damages from me.

         5. (a) As used in this Agreement, the term "Protected Information" shall mean trade secrets, confidential or proprietary information, and all other knowledge, information, documents or materials, owned, developed, or possessed by Company, whether in tangible or intangible form, the confidentiality of which Company takes reasonable measures to protect, and which pertains in any manner to subjects which include, but are not limited to, Company's research operations, customers (including identities of customers and prospective customers, identities of individual contacts at business entities which are customers or prospective customers, preferences, business or habits), business relationships, products (including prices, costs, sales or content), financial information or measures, business methods, future business plans, data bases, computer programs, designs, models, operating procedures, knowledge of the organization, and other information owned, developed or possessed by Company.

            (b) As used in this Agreement, the term "Unauthorized" shall mean:
(i) in contravention of Company's policies or procedures; (ii) otherwise inconsistent with Company's measures to protect its interests in the Protected Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of the management or staff of Company; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of Company.

         6. I agree not to solicit, use, or disclose any information not generally available to the public including, without limitation, Protected Information, in any manner directly or indirectly, so that I or any third party would obtain an advantage, benefit, or gain, whether real or potential, over the general public, whether in connection with investing or trading in securities or for any other purpose.

         7. This Agreement shall be governed by and in accordance with the laws of the State of Texas.

         8. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         9. I acknowledge that I have read and understand this Agreement and that I have signed and entered into it on my own free will.

         Dated:


         ----------------------
         Consulting Advisor


Accepted and agreed to:

         Dated:



         By:__________________


                                       2